Exhibit 99.1

Armata Enters Lease to Build State-of-the-Art R&D and GMP Manufacturing Facility

56,000 square foot facility in Los Angeles enables a substantial increase in manufacturing scale and capacity to support Armata’s advancing pipeline

MARINA DEL REY, California, November 02, 2021 – Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata,” “us,” “our,” or the “Company”), a biotechnology company focused on pathogen-specific bacteriophage therapeutics for antibiotic-resistant and difficult-to-treat bacterial infections, today announced that the Company has entered into a new lease to build a 56,300 square-foot research and development and GMP manufacturing facility in Los Angeles.

“Armata’s innovative phage therapy pipeline will be enhanced by our commitment to build out a new R&D facility that offers expanded GMP manufacturing capacity to support future pivotal studies and commercial launch,” stated Dr. Brian Varnum, Chief Executive Officer of Armata. “In addition to our Phase 1b/2a clinical trial of AP-PA02 that is currently progressing, we are preparing to enter a second candidate, AP-SA02, into the clinic next year, and we are making meaningful progress toward advancing a third candidate into clinical development.”

“In addition, we believe this new, state-of-the-art facility is essential for our novel product form given the scarcity of phage-specific manufacturing capacity. Building out multiple manufacturing lines also positions us to evaluate potential strategic partnerships and collaborations that, if consummated, can further expand our pipeline, accelerate clinical development, and offer opportunities for long-term value creation.”

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. In addition, in collaboration with Merck, known as MSD outside of the United States and Canada, Armata is developing proprietary synthetic phage candidates to target an undisclosed infectious disease agent. Armata is committed to advancing its bacteriophage-based technology with drug development expertise that spans bench to clinic including in-house phage specific GMP manufacturing.

Forward Looking Statements

This communication contains "forward-looking" statements, including, without limitation, statements related to Armata's bacteriophage development programs, Armata’s ability to successfully set up or operate R&D and manufacturing facilities, Armata's ability to meet expected milestones, Armata's ability to be a leader in the development of phage-based therapeutics, and statements related to the timing and results of clinical trials, including the anticipated results of clinical trials of AP-PA02 and AP-SA02, and Armata's ability to develop new products based on bacteriophages and synthetic phages. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of Armata's lead clinical candidates, AP-PA02 and AP-SA02, to be more effective than previous candidates; Armata's ability to expedite development of AP-PA02; Armata's ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process; Armata's ability to develop products based on bacteriophages and synthetic phages to kill bacterial pathogens; the Company's expected market opportunity for its products; Armata's ability to sufficiently fund its operations as expected, including obtaining additional funding as needed; and any delays or adverse events within, or outside of, Armata's control, caused by the ongoing outbreak of COVID-19. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 18, 2021, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Steve Martin

Armata Pharmaceuticals, Inc.

ir@armatapharma.com

858-800-2492

Armata Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569